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                                                                       Exhibit 6

[Letterhead of CONTINENTAL ASSURANCE COMPANY]                         [CNA LOGO]

                                   AMENDMENT

AMENDMENT TO BE ATTACHED TO AND BECOME A PART OF GROUP ANNUITY CONTRACT NUMBER GP-261-A-2 ISSUED BY THE CONTINENTAL ASSURANCE COMPANY (herein called the Company) TO THE JOINT RETIREMENT BOARD OF THE RABBINICAL ASSEMBLY, THE UNITED SYNAGOGUE OF AMERICA, AND THE JEWISH THEOLOGICAL SEMINARY OF AMERICA, (herein call the Contractholder).

At the request of the Contractholder, the following change is hereby made in the Contract:

Section 2.19 entitled "SERVICE FEE" is hereby deleted in its entirety and replaced by the following:

2.19  SERVICE FEE

      The service fee is determined at the end of each calendar quarter (March 31, June 30, September 30 and December 31). It is paid to the Contractholder not later than 30 days following the date of determination. The service fee compensates the Contractholder for the duties it performed and services it provided in administering the Joint Retirement Board of the Rabbinical Assembly, et al. Pension and Insurance Plan with respect to this Contract during the immediately preceding 3 month period. Payment on this basis will begin with the March 31, 2000 account values. The service fee will be withdrawn from the account of each Participant.

      The service fee equals the product of a multiplied by b, as defined below. The Company shall liquidate Accumulation Units to pay the service fee. The number of units liquidated shall equal (a multiplied by b) divided by c, where:

      a = The value of the Individual Account on the date on which the service fee is determined.

      b = The service fee rate of .08%.

      c = The value of an Accumulation Unit on the date on which the service fee is determined.

This Amendment shall be effective January 1, 2000.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed this _____ day of _________, 19___.

  THE JOINT RETIREMENT BOARD OF THE RABBINICAL ASSEMBLY, THE UNITED SYNAGOGUE OF AMERICA, AND THE JEWISH THEOLOGICAL SEMINARY OF AMERICA

                                     BY:
---------------------------------        ---------------------------------
Witness                                  Title


                         CONTINENTAL ASSURANCE COMPANY


BY:
   ------------------------------        ---------------------------------
   Group Vice President                  Assistant Secretary